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                                    EXHIBIT 1

                                    AGREEMENT

         This Agreement is made as of the 23rd day of April 2001, by and among the Louise B. Tollefson Charitable Lead Annuity Trust dated 3/30/00, the Bennett
H. Tollefson Charitable Lead Unitrust dated 3/30/00 and Robert G. Simses.

         The parties hereto hereby agree that a single, joint statement containing the information required by Schedule 13D under the Securities Exchange Act of 1934 (and any amendments thereto) with respect to the beneficial ownership of shares of Common Stock of NYMAGIC, INC., a New York corporation, may be filed with the Securities and Exchange Commission on behalf of each of the undersigned.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    LOUISE B. TOLLEFSON CHARITABLE
                                    LEAD ANNUITY TRUST
                                    DATED 3/30/00

                                    By: s/ Robert G. Simses, Trustee
                                        ------------------------------------
                                             Robert G. Simses, Trustee


                                    BENNETT H. TOLLEFSON CHARITABLE
                                    LEAD UNITRUST
                                    DATED 3/30/00

                                    By: s/ Robert G. Simses, Trustee
                                        ------------------------------------
                                    Robert G. Simses, Trustee


                                    s/ Robert G. Simses
                                    ----------------------------------------
                                    Robert G. Simses